                                                                  EXHIBIT 10.16B


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                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT


                                      among


                              STAR DIGITEL LIMITED

                                       and

                          STAR TELECOM HOLDING LIMITED

                                       and

                   INTERNATIONAL WIRELESS COMMUNICATIONS, INC.

                                       and

                              VANGUARD CHINA, INC.



                            Dated as of April 4, 1997




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
                                TABLE OF CONTENTS

ARTICLE/SECTION                                                            PAGE


1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1    Certain Definitions. . . . . . . . . . . . . . . . . . . . . .2
     1.2    Principles of Interpretation . . . . . . . . . . . . . . . . .4
     1.3    Termination of the Original Shareholders' Agreement. . . . . .4

2.   Business of the Company . . . . . . . . . . . . . . . . . . . . . . .4

3.   Restrictions on Transfer of Shares. . . . . . . . . . . . . . . . . .4
     3.1    Limitation on Transfer . . . . . . . . . . . . . . . . . . . .4
     3.2    Transfers in Compliance with Law . . . . . . . . . . . . . . .5
     3.3    Affiliate Transfers. . . . . . . . . . . . . . . . . . . . . .5
     3.4    Right of First Refusal and Right of Co-Sale. . . . . . . . . .6
     3.5    Veto Rights. . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.6    IWC Right of Free Sale . . . . . . . . . . . . . . . . . . . .8
     3.7    STHL Right of Free Sale. . . . . . . . . . . . . . . . . . . .8
     3.8    Vanguard Right of Free Sale. . . . . . . . . . . . . . . . . .9

4.   Right of First Offer. . . . . . . . . . . . . . . . . . . . . . . . .9

5.   Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.2    Shareholder Votes. . . . . . . . . . . . . . . . . . . . . . 11
     5.3    Board of Directors . . . . . . . . . . . . . . . . . . . . . 12
     5.4    Board Meetings.. . . . . . . . . . . . . . . . . . . . . . . 13
     5.5    Matters Requiring Unanimous Approval . . . . . . . . . . . . 14
     5.6    Chief Executive Officer and Other Officers . . . . . . . . . 15
     5.7    Company Projects . . . . . . . . . . . . . . . . . . . . . . 15
     5.8    Directors' Access. . . . . . . . . . . . . . . . . . . . . . 15

6.   Financial Reports and Auditing. . . . . . . . . . . . . . . . . . . 15
     6.1    Right of Inspection. . . . . . . . . . . . . . . . . . . . . 15
     6.2    Books and Records. . . . . . . . . . . . . . . . . . . . . . 16
     6.3    Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.4    Budgets and Business Plans . . . . . . . . . . . . . . . . . 16
     6.5    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . 17

7.   Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.1    Additional Capital Contributions . . . . . . . . . . . . . . 17
     7.2    Failure to Make Capital Contribution . . . . . . . . . . . . 17
     7.3    Making up the Amounts of Default . . . . . . . . . . . . . . 17

     7.4    Shareholders' Equity Interests . . . . . . . . . . . . . . . 18
     7.5    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 18

8.   Management Options. . . . . . . . . . . . . . . . . . . . . . . . . 18

9.   Memorandum and Articles of Association. . . . . . . . . . . . . . . 18

10.  Representations and Warranties. . . . . . . . . . . . . . . . . . . 19

11.  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . 19

12.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     12.1   General Obligation . . . . . . . . . . . . . . . . . . . . . 19
     12.2   Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . 20
     12.3   Disclosure to Third Parties. . . . . . . . . . . . . . . . . 20

13.  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

14.  Foreign Corrupt Practices Act . . . . . . . . . . . . . . . . . . . 21

15.  U.S. Investment Company Act of 1940 . . . . . . . . . . . . . . . . 21

16.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     16.1   Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     16.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     16.3   Discrepancies. . . . . . . . . . . . . . . . . . . . . . . . 23
     16.4   Severability . . . . . . . . . . . . . . . . . . . . . . . . 23
     16.5   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 23
     16.6   Term of Agreement. . . . . . . . . . . . . . . . . . . . . . 24
     16.7   Amendment and Waiver . . . . . . . . . . . . . . . . . . . . 24
     16.8   Consent to Specific Performance. . . . . . . . . . . . . . . 24
     16.9   Assignment; Binding on Transferee. . . . . . . . . . . . . . 24
     16.10  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . 24
     16.11  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . 24
     16.12  Shareholder Obligations; Further Assurances. . . . . . . . . 25
     16.13  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 26

EXHIBITS

Exhibit A:          Form of Deed of Adherence

          AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, dated as of April 4, 1997 (this "Agreement"), among STAR DIGITEL LIMITED, a Hong Kong corporation with its registered offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong (the "Company"), STAR TELECOM HOLDING LIMITED, a Hong Kong corporation with its registered offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("STHL"), INTERNATIONAL WIRELESS COMMUNICATIONS, INC., a Delaware corporation with its principal offices at 400 South El Camino Real, San Mateo, CA 94402, U.S.A. ("IWC") and VANGUARD CHINA, INC., a Delaware corporation with its principal offices at 2002 Pisgah Church Road, Greensboro, North Carolina 27455 ("Vanguard"), which amends and restates the Shareholders Agreement among the Company, STHL and IWC, dated as of November 7, 1996 (the "Original Shareholders' Agreement").

          As of the date of this Agreement, the authorized share capital of the Company is HK$579,750,000, comprised of 579,750,000 ordinary shares, nominal value HK$1.00 each ("Shares").

          Pursuant to a Subscription Agreement among the Company, STHL, IWC and Star Telecom International Holding Limited ("STIHL"), dated as of September 23, 1996 (the "Subscription Agreement"), at the "First Closing" (as such term is defined in the Subscription Agreement), the Company issued and allotted to IWC, and IWC subscribed for, 85,030,000 Shares, and the Company issued and allotted to STHL, and STHL subscribed for, 122,545,000 Shares (the "First STHL Shares"), in each case, upon the terms and subject to the conditions of the Subscription Agreement. Pursuant to the Subscription Agreement, at the "Second Closing" (as such term is defined in the Subscription Agreement), the Company proposes to issue and allot to IWC, and IWC proposes to subscribe for, an additional 146,870,000 Shares, and the Company proposes to issue and allot to STHL, and STHL proposes to subscribe for, an additional 220,305,000 Shares (the "Second STHL Shares").

          Pursuant to the Subscription Agreement, the Company, STHL and IWC have entered into the Original Shareholders' Agreement, which provided for certain matters relating to the transfer of Shares and the management and operation of the Company and its existing and future subsidiaries.

          Pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") among STHL, Vanguard and the Company, dated as of February 25, 1997, STHL proposes to sell, and Vanguard proposes to purchase, 14,880,250 of the First STHL Shares (the "First Vanguard Shares") for an aggregate consideration of US$3,500,000, and STHL proposes to sell, and Vanguard proposes to purchase, 25,702,250 of the Second STHL Shares (the "Second Vanguard Shares") for an aggregate consideration of US$3,325,000, in each case, upon the terms and subject to the conditions of the Stock Purchase Agreement.

          As a condition precedent to the purchase of the First Vanguard Shares and the Second Vanguard Shares by Vanguard under the Stock Purchase Agreement, the parties have agreed to enter into this Amended and Restated Shareholders' Agreement, providing for certain matters relating to the transfer of Shares and the management and operation of the Company and its existing and future subsidiaries, which shall supersede and replace the Original Shareholders' Agreement from the date hereof.

          In consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Shareholders' Agreement in its entirety so that, as amended and restated, it reads in its entirety as follows:

          1.   DEFINITIONS.

               1.1 CERTAIN DEFINITIONS. The following capitalized terms shall have the following meanings for purposes of this Agreement:

               "AFFILIATE" means, in relation to any Shareholder, a Person controlling, controlled by or under common control with such Shareholder. For purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "BANK" means Dao Heng Bank Limited.

               "BANK LOAN AGREEMENT" means the Overdraft Agreement and related documents entered into as of the date hereof by the Company and the Bank.

               "BASIC DOCUMENTS" means this Agreement, the Charter Documents, the Subscription Agreement, the Stock Purchase Agreement, the STHL Management Services Agreement, the IWC Management Services Agreement, the Noncompetition Agreement, the Loan Agreement and the Bank Loan Agreement.

               "BOARD" means the board of directors of the Company.

               "CHARTER DOCUMENTS" means, collectively, the Memorandum of Association and the Articles of Association of the Company.

               "COMPANY PROJECTS" means (i) the projects listed in Schedule 4.1 to the Subscription Agreement, (ii) the projects in connection with the "Mobile Telephone Business" in the "PRC" (as such terms are defined in the Subscription Agreement) listed in Schedule 5.4 of the Subscription Agreement, and (iii) any other projects approved by the Board as provided in Section 5.5 of this Agreement.

               "DIRECTOR" means a director of the Company (including any duly appointed alternate director).

               "FINANCIAL YEAR" means the financial year of the Company, which shall end on December 31.

               "HONG KONG DOLLARS" OR "HK$" means Hong Kong dollars, the lawful currency of Hong Kong.

               IWC MANAGEMENT SERVICES AGREEMENT" means the Management Services Agreement between the Company and IWC, dated as of November 7, 1996.

               "LOAN AGREEMENT" means the Loan Agreement entered into as of November 7, 1996 by the Company and STHL.

               "NONCOMPETITION AGREEMENT" means the Amended and Restated Noncompetition Agreement entered into as of the date hereof between STHL and IWC, amending and restating the Noncompetition Agreement between STHL and IWC, dated as of November 7, 1996.

               "PERSON" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated association, governmental authority or other legal entity.

               "SECURITIES" means shares in the share capital of the Company and any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such share capital.

               "SHAREHOLDER" means (i) each of IWC, STHL and Vanguard, for so long as such Shareholder remains a shareholder of the Company, and (ii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and executes a Deed of Adherence substantially in the form attached hereto as Exhibit A, for so long as such Person remains a shareholder of the Company.

               "STHL MANAGEMENT SERVICES AGREEMENT" means the Management Services Agreement between the Company and STHL, dated as of November 7, 1996.

               "SUBSIDIARY" means any corporation, partnership or other entity in which the Company directly or indirectly holds a majority interest in the form of shares, membership, partnership interests or otherwise.

               "US DOLLARS" OR "US$" means United States dollars, the lawful currency of the United States of America.

               1.2  PRINCIPLES OF INTERPRETATION.

                    (a) Any reference herein to any Article, Section, Exhibit or Schedule shall refer to such Article or Section of, or Exhibit or Schedule to, this Agreement.

The words "herein," "hereof" and "hereunder," and words of like import, shall refer to this Agreement as a whole and not to any particular provision hereof.

                    (b) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Persons may require.

                    (c) The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

               1.3 TERMINATION OF THE ORIGINAL SHAREHOLDERS' AGREEMENT. The parties to the Original Shareholders' Agreement agree that the Original Shareholders' Agreement is hereby terminated and is replaced in its entirety by this Agreement. The Original Shareholders' Agreement shall be of no further force or effect. The parties hereto agree, however, that the termination of the Original Shareholders' Agreement shall be without prejudice to any causes of action that arose prior to the date hereof under the Original Shareholders' Agreement.

          2. BUSINESS OF THE COMPANY. The business of the Company shall be to engage in mobile telephone and related businesses, directly or indirectly through the Subsidiaries.

          3.   RESTRICTIONS ON TRANSFER OF SHARES.

               3.1 LIMITATION ON TRANSFER. No Shareholder shall sell, give, transfer, assign, charge, mortgage, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each, a "Transfer") any Securities, or any right, title or interest therein or thereto, except as expressly permitted by this Article 3. Any attempt to Transfer any Securities or any rights therein or thereto in violation of this Article 3 shall be null and void AB INITIO, and the Company shall not register any such Transfer.

               3.2 TRANSFERS IN COMPLIANCE WITH LAW. Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to this Article 3 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Deed of Adherence substantially in the form attached hereto as Exhibit A, (b) the Transfer complies in all respects with the applicable provisions of this Agreement and (c) the Transfer complies in all respects with applicable securities laws. If requested by the Company in its reasonable discretion, an opinion of counsel to such transferring Shareholder shall be supplied to the Company, at such transferring Shareholder's expense, to the effect that such Transfer complies with applicable securities laws.

               3.3  AFFILIATE TRANSFERS.

                    3.3.1 PERMITTED TRANSFEREES. Any Shareholder may Transfer some or all of the Securities held by such Shareholder to an Affiliate of such Shareholder without compliance with the provisions of Section 3.4. The parties agree that IWC
(or IWC's Affiliates) and Vanguard (or Vanguard's Affiliates) shall have the right to transfer some or all of the Securities held by them to each other or to an Affiliate established by IWC or Vanguard without compliance with the provisions of Section 3.4.

                    3.3.2 CHANGE IN STATUS. If Securities are Transferred by a Shareholder to an Affiliate of such Shareholder and such transferee shall at any time cease to be an Affiliate of such Shareholder, such Shareholder shall notify the other Shareholders of such an event within five business days after the occurrence of such an event, and such Securities shall be transferred (i) back to the original Shareholder or (ii) to another Affiliate of that Shareholder without compliance with the provisions of Section 3.4.

                    3.3.3 COMBINED HOLDINGS. The Securities held by a Shareholder and such Shareholder's Affiliates shall for all purposes of this Agreement be treated as Securities held by a single Shareholder; provided, however, that for the avoidance of doubt, Vanguard (or Vanguard's Affiliates) shall not be deemed to be an Affiliate of IWC (or IWC's Affiliates) for the purposes of this sentence.

                    In the case of a Transfer to an Affiliate, (i) the Shareholder shall remain liable for any and all of its obligations under this Agreement; (ii) STHL and IWC shall remain liable for any and all of their respective obligations under the Subscription Agreement; and (iii) Vanguard and STHL shall remain liable for any and all of their respective obligations under the Stock Purchase Agreement; provided, however that the foregoing shall not apply to Transfers to IWC or IWC's Affiliates by Vanguard or Vanguard's Affiliates or to Vanguard or Vanguard's Affiliates by IWC or IWC's Affiliates, in each case made pursuant to Section 3.3.1 with respect to the Shares so Transferred.

               3.4 RIGHT OF FIRST REFUSAL AND RIGHT OF CO-SALE. Each Shareholder (each, a "Transferor") who proposes to Transfer Securities to a third party (a "Third Party Purchaser") other than pursuant to Sections 3.3, 3.6, 3.7 or 3.8, grants to each other Shareholder (a "Section 3.4 Rightholder") a right of first refusal ("Right of First Refusal") to purchase such Section 3.4 Rightholder's pro-rata share of the Transferor's Securities and a pro-rata right of co-sale to participate in such Transfer ("Right of Co-Sale") exercisable at the option of each Section 3.4 Rightholder in accordance with Section 3.4(b).

                    (a) Each Transferor shall furnish to each Section 3.4 Rightholder written notice (the "Transferor Notice") of the intended disposition, including the identity of the Third Party Purchaser, the number of Securities to be Transferred (the "Offered Securities"), the price at which the Securities are proposed to be Transferred and the general terms upon which such Transfer is proposed to be made.

                    (b) Subject to Sections 3.4(c) and 3.4(d), each Section 3.4 Rightholder shall have 21 calendar days (the "Notice Period") after the receipt of the Transferor Notice (i) to agree irrevocably to purchase up to its pro-rata share of the Offered Securities for the price and upon the general terms specified in the Transferor Notice by giving written notice to the Transferor and stating therein the quantity of the Offered Securities to be purchased (each such Section 3.4 Rightholder exercising such right being referred to herein as a "Section 3.4 Purchaser") or (ii) to agree irrevocably to participate in the Transfer at the price and upon the general terms specified in the notice by giving written notice to the Transferor and stating therein the number of the Section 3.4 Rightholder's Securities to be sold (each such Section 3.4 Rightholder exercising such right being referred to herein as a "Section 3.4 Seller"). Failure by a Section 3.4 Rightholder to respond within such Notice Period shall be regarded as a waiver of its Right of First Refusal and its Right of Co-Sale with respect to the Transfer of the Offered Securities. A Section 3.4 Rightholder may exercise either its Right of First Refusal or its Right of Co-Sale pursuant to this Section 3.4, but may not exercise both such rights with respect to any single proposed Transfer of Offered Securities.

                    (c) Each Transferor shall, promptly after the end of the Notice Period, give written notice (the "Last-Chance Notice") to all Section 3.4 Rightholders stating whether the Offered Securities have been fully subscribed for by the Section 3.4 Purchasers, and, if not, the number of Offered Securities not so subscribed-for (the "Remaining Offered Securities"), together with information describing any exercise of Rights of Co-Sale by any Shareholders. Subject to Section 3.4(d), each Section 3.4 Purchaser shall have the right, but not the obligation, to purchase all, but not less than all, of the Remaining Offered Securities. The right of each Section 3.4 Purchaser to purchase the Remaining Offered Securities shall be exercisable irrevocably by written notice delivered to each Transferor, with a copy to the Company, given within ten calendar days (the "Last Chance Period") after receipt of the Last-Chance Notice. If more than one Section 3.4 Purchaser timely elects to exercise its right to purchase the Remaining Offered Securities, the right to purchase the Remaining Offered Securities shall be allocated pro rata among those Section 3.4 Purchasers electing to purchase the Remaining Offered Securities, based on the proportion that the number of Securities owned by such Section 3.4 Purchaser bears to the total number of Securities owned by all Section 3.4 Purchasers that elect to purchase the Remaining Offered Securities. A failure of any Section
3.4 Purchaser to exercise such right within the Last Chance Period shall be regarded as a waiver of its right to purchase such Remaining Offered Securities as provided herein.

                    (d) Notwithstanding anything in this Article 3 to the contrary, the right of the Section 3.4 Purchasers to purchase any of the Offered Securities pursuant to this Article 3 shall be exercisable if and only if the
Section 3.4 Purchasers collectively have exercised their rights to purchase all, but not less than all, of the Offered Securities pursuant to this Section 3.4. Any exercise by any Shareholder of a Right of First Refusal or Right of Co-Sale pursuant to this Section 3.4 shall be final and irrevocable.

                    (e) For purposes of this Section 3.4, the maximum number of Securities each Section 3.4 Seller may sell to the Third Party Purchaser (or the
Section 3.4 Purchasers, as the case may be) shall be equal to the product of the total number of Offered Securities multiplied by a fraction, the numerator of which shall be the total number of Securities owned by such Section 3.4 Seller and the denominator of which shall be the total number of Securities owned by the Transferor and all of the Section 3.4 Sellers.

                    (f) If the Section 3.4 Purchasers collectively have exercised their Rights of First Refusal with respect to all of the Offered Securities, then the closing of such sale and purchase shall take place promptly after the final allocation with respect to such Offered Securities has been determined, at the principal offices of the Company or such other place and time as the relevant parties may agree. If the Section 3.4 Purchasers collectively have not exercised their Rights of First Refusal with respect to all of the Offered Securities, then the Transferor and the Section 3.4 Sellers shall have 120 calendar days after the end of the Last Chance Period to make the Transfer of the Offered Securities to the Third Party Purchaser at the price and upon the terms specified in the Transferor Notice. The total number of Securities permitted to be Transferred to the Third Party Purchaser by the Transferor hereunder shall be equal to the total number of Offered Securities less that number of Securities offered to the Third Party Purchaser by the Section 3.4 Sellers pursuant to this Section 3.4. In the event the Transferor and the
Section 3.4 Sellers do not Transfer such Securities to the Third Party Purchaser within such 120-day period, the Transferor shall not thereafter make a Transfer of such Offered Securities without again complying with the Right of First Offer and Right of Co-Sale provisions in this Section 3.4.

                    (g) The exercise or non-exercise of the Right of First Refusal and the Right of Co-Sale by a Section 3.4 Rightholder with respect to a Transfer of Securities by a Transferor shall not affect such Section 3.4 Rightholder's Right of First Refusal or Right of Co-Sale with respect to subsequent Transfers of Securities.

                    (h) A change in the beneficial ownership of any Shareholder or any Person that controls a Shareholder shall not constitute a Transfer of Securities that causes the Right of First Refusal and the Right of Co-Sale to arise hereunder so long as such Shareholder's ownership interest in the Company does not constitute the primary asset of such Shareholder or other Person in respect of which such change in beneficial ownership occurs.

                    (i) Any Section 3.4 Rightholder may assign its Right of First Refusal or Right of Co-Sale hereunder to (i) any other Section 3.4 Rightholder, (ii) any Affiliate of such Section 3.4 Rightholder or (iii) a nominee of such Section 3.4 Rightholder, insofar as such Section 3.4 Rightholder is unable to reap the benefit of this Section 3.4 because the Transfer of Securities to such Section 3.4 Rightholder as provided herein is not permitted by any governmental authority or is not possible for any other reason.

               3.5 VETO RIGHTS. If a Shareholder proposes to Transfer Securities to a Third Party Purchaser that is engaged in a business directly competing with that of the Company at the time of the proposed Transfer, non-Transferring Shareholders holding in the aggregate at least 25% of the issued Shares shall each have the right to prohibit such Transfer, notwithstanding compliance by the Transferor with Section 3.4. For the avoidance of doubt, this provision shall not apply to Transfers made pursuant to Section 3.3.1.

               3.6 IWC RIGHT OF FREE SALE. Notwithstanding anything to the contrary contained herein and in addition to its rights under Section 3.3, IWC shall have the right, exercisable once at any time prior to November 7, 1997, to Transfer any or all of its Securities to any Person and such Transfer shall not be subject to the Right of First
Refusal or Right of Co-Sale hereunder.

               3.7 STHL RIGHT OF FREE SALE. Notwithstanding anything to the contrary contained herein, STHL shall have the right, exercisable once at any time after the date of this Agreement, to Transfer up to an aggregate of 5% (determined as of the date of the exercise) of its Securities to any Person and such Transfer shall not be subject to the Right of First Refusal or Right of Co-Sale hereunder.

               3.8 VANGUARD RIGHT OF FREE SALE. Notwithstanding anything to the contrary contained herein and in addition to its rights under Section 3.3, Vanguard shall have the right, exercisable once at any time prior to November 7, 1997, to Transfer any or all of its Securities to any Person and such Transfer shall not be subject to the Right of First Refusal or Right of Co-Sale hereunder.

          4. RIGHT OF FIRST OFFER. The Company hereby grants to each Shareholder a right of first offer ("Right of First Offer") to subscribe for such Shareholder's pro-rata share of any New Securities (as defined in Section 4(e) below) that the Company may from time to time propose to issue, and the provisions of this Article 4 shall apply to such issuances other than issuances pursuant to Article 7.

               (a) In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give written notice (the "Company Notice") of its intention to so issue such New Securities to each Shareholder. The Company Notice shall include the type and number of such New Securities, the price and the general terms upon which such New Securities are proposed to be issued, the number of such New Securities for which each Shareholder is entitled to subscribe pursuant to this Article 4 and the identity of the Person(s) to whom such New Securities are proposed to be issued (the "Proposed Acquirers").

               (b) Each Shareholder shall have 21 calendar days after the receipt of the Company Notice to agree irrevocably to subscribe for up to its pro-rata share of such New Securities for the price and upon the general terms specified in the Company Notice by giving written notice to the Company and stating therein the number of New Securities for which such Shareholder shall subscribe. If any Shareholder fails to exercise or waives its Right of First Offer hereunder (a "Non-Exercising Shareholder"), the Company shall give notice to all Shareholders who do exercise their Right of First Offer (the "Exercising Shareholders") of such failure or waiver.

               (c) Each Exercising Shareholder shall have a right of over allotment to subscribe for up to its pro-rata portion of any New Securities not subscribed for by a Non-Exercising Shareholder hereunder. Each Exercising Shareholder may exercise irrevocably such right of over allotment by giving written notice to the Company within seven calendar days of receipt of the notice of non-exercise or waiver from the Company described in clause (b) above and stating therein the number of New Securities for which such Exercising Shareholder shall subscribe. Upon exercises of the Right of First Offer hereunder in connection with any proposed issuance of New Securities, the Company shall simultaneously issue such New Securities pursuant to such exercises at such time and place as the Company shall determine. Any exercise by any Shareholder of a right of subscription pursuant to this Article 4 shall be final and irrevocable.

               (d) In the event the Shareholders waive or fail to exercise in full the Right of First Offer set forth in clauses (b) and (c) of this Article 4 with respect to all of the New Securities within the above-mentioned time periods, then the Company shall have 120 calendar days thereafter to sell any New Securities with respect to which the Shareholders did not exercise their Right of First Offer at a price and upon general terms no more favorable to the Proposed Acquirers than those specified in the Company Notice. In the event the Company does not sell the New Securities within such 120-day period, the Company shall not thereafter issue or sell such New Securities without first offering such New Securities to the Shareholders in accordance with this Article 4.

               (e) For the purposes of this Article 4, the term "New Securities" shall mean any Securities, whether now authorized or authorized in the future, that are offered for subscription or sale by the Company.

               (f) The exercise or non-exercise of the Right of First Offer by a Shareholder hereunder with respect to an issuance of New Securities shall not affect such Shareholder's Right of First Offer with respect to subsequent issuances of New Securities.

               (g) Any Proposed Acquirer to whom New Securities are issued pursuant to this Article 4 shall become a party to and shall be bound by the restrictions on Transfer and the other restrictions and obligations set forth in this Agreement to the same extent and with the same force and effect as if such person were an original signatory hereto. Each Proposed Acquirer shall, as a condition to subscribing for such New Securities, execute a Deed of Adherence substantially in the form of Exhibit A upon or before the consummation of the issuance of such New Securities.

          5.   MANAGEMENT.

               5.1 GENERAL. From and after the date hereof, each Shareholder shall vote its Shares at any ordinary general meeting or extraordinary general meeting of Shareholders (a "Shareholders' Meeting") or in any written resolution executed in lieu of such a meeting of Shareholders (a "Written Resolution"), and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 5.3.2) and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement. In addition, each Shareholder shall vote its Shares at any Shareholders' Meeting, or act by Written Resolution with respect to such Shares, upon any matter submitted for action by the Shareholders or with respect to which such Shareholder may vote or act by Written Resolution, in conformity with the specific terms and provisions of this Agreement and the Charter Documents.

               5.2 SHAREHOLDER VOTES. The following matters in relation to the Company shall require the consent of Shareholders holding an aggregate of at least 75% of the issued and outstanding Shares in a Written Resolution or the consent of representatives of Shareholders holding an aggregate of at least 75% of the issued and outstanding Shares present at a duly convened Shareholders'
Meeting:

                    (a) any amendment, modification or waiver of the Charter Documents;

                    (b) any change to the scope of business of the Company or any Subsidiary;

                    (c) any sale or other disposition of all or substantially all of the assets of the Company or any Subsidiary;

                    (d) the liquidation, winding up or dissolution of the Company, the making or entry into by the Company of any general assignment, arrangement or composition with or for the benefit of its creditors, or the cessation by the Company to carry on its business or any material part of its business;

                    (e) settlement, waiver or discontinuance of any litigation or arbitration proceedings involving a claim exceeding the equivalent of US$500,000 per claim and US$1,000,000 in the aggregate in any financial year and initiating any litigation or arbitration proceedings involving a claim exceeding the equivalent of US$500,000;

                    (f) any merger, amalgamation or consolidation of the Company or any Subsidiary with any other entity;

                    (g) issuance of any Securities of the Company or any Subsidiary;

                    (h) the acquisition or disposition of any business or company by the Company or any Subsidiary; and

                    (i) the acquisition or disposition of any material assets by the Company or any Subsidiary other than in the ordinary course of business.

               Notwithstanding the provisions of Section 5.2(e), where litigation or arbitration proceedings are or are proposed to be brought by or against the Company against or by any Shareholder or any Affiliate of any Shareholder, irrespective of the amount involved, such Shareholder, and the Directors appointed by such Shareholder to the Board, shall have no vote in determining whether such litigation or arbitration proceedings shall be initiated, settled or discontinued or how the same shall be conducted.

               5.3  BOARD OF DIRECTORS.

                    5.3.1 AUTHORITY OF BOARD. Subject only to the provisions of this Agreement and the Charter Documents, the Board shall have ultimate responsibility for management and control of the Company.

                    5.3.2 NUMBER AND COMPOSITION. The number of members constituting the entire Board shall be ten. Each Shareholder shall vote its Shares at any Shareholders' Meeting called for the purpose of filling the positions on the Board or in any Written Resolution executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the Board of, (i) five nominees of IWC and (ii) five nominees of STHL. The parties hereto agree that if IWC no longer has the right to nominate any Director on the Board, for so long as Vanguard remains a holder of at least 5.00% of the issued and outstanding share capital of the Company, Vanguard shall have the right to nominate one Director to the Board (provided that, in such event, the total number of members constituting the entire Board shall be six, comprised of five nominees of STHL and one nominee of Vanguard), and each Shareholder shall vote its Shares at any Shareholders' Meeting called for the purpose of filling the positions on the Board or in any Written Resolution executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the Board of any such Director so nominated by Vanguard. Each Shareholder who has a right to nominate a director (a "Nomination Right") pursuant to this Section
5.3.2 shall not be permitted to transfer its Nomination Right in connection with any Transfer of its Securities without the prior written consent of all other Shareholders who have Nomination Rights at the time of such Transfer.

                    5.3.3  REMOVAL AND REPLACEMENT OF DIRECTORS.

                         (a)  A Director shall be removed from the Board, with
or without cause, upon, and only upon, the affirmative vote of the Shareholders in accordance with this Section 5.3.3. Each Shareholder shall vote its Shares for the removal of a Director upon the request of the Shareholder that nominated such Director. Otherwise, no Shareholder shall vote for the removal of a Director.

                         (b)  In the event any Director resigns or is removed in
accordance with Section 5.3.3(a), the Shareholders shall, before the transaction of any other business by the Shareholders or the Board, elect a successor or replacement nominated by the Shareholder that nominated such Director. Such successor or replacement Director shall be elected on or as soon as possible after the date of such resignation or removal.

                    5.3.4 CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be nominated by STHL. The Chairman of the Board shall have no casting vote. The Vice Chairman of the Board shall be nominated by IWC.

                    5.3.5 ALTERNATE DIRECTORS. A Director may at any time appoint another person (including another Director) to be his alternate Director, and may at any time terminate such appointment. Any person so appointed shall be entitled to receive notices of and to attend and vote at meetings of the Board and count towards a quorum and shall automatically vacate his office on the expiration of the term for, or the happening of the event, until which he is by the terms of his appointment to hold office or if the appointor in writing terminates the appointment or if the appointor himself ceases for any reason to hold office as a Director. An appointment of an alternate Director shall not prejudice the right of the appointor to receive notices of and to attend and vote at meetings of the Board, and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Board.

               5.4  BOARD MEETINGS.

                    5.4.1 NOTICE. Meetings of the Board may be called by the Chairman of the Board or any two Directors. Not less than 14-days' notice of any Board meeting shall be given to all Directors; PROVIDED, HOWEVER, that such notice period may be reduced if approved by all of the Directors in writing. The venue for Board meetings shall be the principal offices of the Company unless otherwise approved by the Board.

                    5.4.2 QUORUM. All meetings of the Board shall require a quorum consisting of at least six Directors, including at least one Director nominated by IWC and at least one Director nominated by STHL. Notwithstanding the foregoing, if such a quorum is not present within one hour from the time appointed for the meeting, the meeting shall adjourn to such place and time (which is at least 14 days later) as those Directors who did attend shall decide or, if no such decision is reached, at the same place and time 14 days later, at which time any six Directors present shall constitute a quorum; PROVIDED that not less than seven days' notice of such adjourned meeting of the Board shall be given to all the Directors.

                    5.4.3 PROXIES. Any Director may, by written notice to the Company Secretary, authorize another Director to attend and vote by proxy for such Director at any Board meeting.

                    5.4.4 TELEPHONIC MEETINGS. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time.

                    5.4.5  VOTING.  Except as set forth in Section 5.4.6 or
Section 5.5, the adoption of any resolution of the Board shall require the affirmative vote of Directors holding a majority of the votes held by Directors present at a duly constituted meeting of the Board at which a quorum is present.

                    5.4.6 WRITTEN RESOLUTION. By notice and copy to all Directors, resolutions may be adopted in writing by (i) in the case of matters other than those specified in Section 5.5 and, to the extent permitted by Hong Kong law, a majority of Directors, including at least one Director nominated by IWC and one Director nominated by STHL or (ii) in the case of matters specified in Section 5.5, all Directors.

               5.5 MATTERS REQUIRING UNANIMOUS APPROVAL. The following matters shall require the affirmative vote or written consent of all Directors except in the event that Vanguard has the right to nominate one director pursuant to the third sentence of Section 5.3.2, in which case the following matters shall only require the affirmative vote or written consent of at least 75% of all
Directors:

                    (a)  any increase or decrease in the size of the Board;

                    (b) annual business plans of the Company and the Company Projects and any material changes thereto;

                    (c) any decision to make an investment in or pursue any joint ventures or projects, or any decision to make any additional investment in any of the Company Projects;

                    (d) hiring of a chief executive officer, chief financial officer, chief operating officer and technical director of the Company;

                    (e) any merger, reorganization or other transaction that results in a change in control of the Company or any of the Company Projects or any sale of all or substantially all of the Company or its assets or of any of the Company Projects or such Company Project assets;

                    (f) termination of the Company's operations or the operations of any of the Company Projects;

                    (g) any decision to raise additional equity or debt financing, incur any guarantees or grant any security interests by the Company or by any of the Company Projects;

                    (h) any contracts between or among (i) the Company and any of the Company Projects, (ii) the Company and any Shareholder of the Company or Affiliate of any Shareholder or (iii) any of the Company Projects and any Shareholder or Affiliate of any Shareholder;

                    (i) any changes in the principal activities or any amendment to the charter documents of any of the Company Projects;

                    (j) any amendments to the Noncompetition Agreement, the Loan Agreement, the IWC Management Services Agreement, the STHL Management Services Agreement, the Bank Loan Agreement or any service agreement between the Company and any entity in respect of any Company Project;

                    (k) issuance and allocation of the Management Options as referred to in Article 8; and

                    (l) any decision to appoint or change the outside auditors of the Company.

               5.6 CHIEF EXECUTIVE OFFICER AND OTHER OFFICERS. The appointment of the Chief Executive Officer, the Vice President-Engineering and the Chief Financial Officer of the Company shall each be an individual nominated by IWC. The appointment of any such nominees shall be subject to the consent of STHL, which consent shall not be unreasonably withheld.

               5.7 COMPANY PROJECTS. Notwithstanding anything to the contrary contained herein, the parties agree that IWC shall have the right to cause the Company to engage counsel selected by IWC to direct and lead the structuring or restructuring of any or all of the Company Projects in the People's Republic of China, whether now or hereafter existing.

               5.8 DIRECTORS' ACCESS. Each Director shall be entitled to examine the books and accounts of the Company. The Company shall provide to each Director, within 30 days after the end of each month, a monthly operating report of the Company and each Subsidiary containing such information as may be specified by the Board and such information relating to the business affairs and financial position of the Company as such Director may require. Any Director may provide such information to a Shareholder.

          6.   FINANCIAL REPORTS AND AUDITING.

               6.9 RIGHT OF INSPECTION. The Company shall allow the Shareholders and their authorized representatives the right during normal business hours to inspect its books and accounting records and those of the Subsidiaries, to make extracts and copies therefrom at their own expense and to have full access to all of the Company's and each of the Subsidiaries' property and assets. Notwithstanding the foregoing in this Section 6.1, the Company shall not be obligated to provide any information to any Shareholder or Shareholder's representative or to any competitor of the Company pursuant to this Section 6.1 that the Company considers to be a trade secret or similar confidential information unless such Shareholder and such Shareholder's representative agrees not to use such information and to keep such information confidential. The foregoing rights of visitation and inspection shall be in addition to any other similar rights the Shareholders may have under the laws of Hong Kong.

               6.10 BOOKS AND RECORDS. The Company and the Subsidiaries shall keep proper, complete and accurate books of account in Hong Kong and US dollars in accordance with international accounting standards and shall have their accounts audited annually in accordance with such standards by a reputable firm of international accountants appointed by the Board, which firm initially shall be selected by IWC. The audited financial statements shall be prepared in Hong Kong and US dollars and reconciled according to the United States generally accepted accounting principles.

               6.11 REPORTS. The Company shall provide to each Shareholder (i) within 60 days after the end of each Financial Year, the annual audited consolidated financial statements of the Company for such Financial Year, (ii) within 15 days after the end of each month, monthly unaudited consolidated financial statements of the Company for such month, (iii) within 30 days after the end of each quarter, quarterly unaudited consolidated financial statements of the Company for such quarter which have been reconciled according to the United States generally accepted accounting principles, (iv) monthly operating reports in a format approved by the Board and (v) such other reports as the Board may determine. The Company shall furnish to the Shareholders and their auditors such financial and other information relating to the business of the Company and its Subsidiaries as any of them may reasonably require.

               6.12 BUDGETS AND BUSINESS PLANS.

                    (a) The Company shall prepare proposed annual operating and capital budgets and business plans for the Company and each Subsidiary, which shall be submitted to all Directors not less than 60 days prior to the commencement of each Financial Year. The Board shall adopt budgets and business plans for the Company and each Subsidiary within one month after the commencement of the relevant Financial Year.

                    (b) The Company shall prepare semi-annual operating plans for the Company and each Subsidiary, which shall be submitted to all Directors not less than 60 days prior to the commencement of the six-month period in question.

               6.13 BANK ACCOUNTS. The parties shall procure that the bank account or bank accounts opened in the name of the Company with The Hongkong and Shanghai Banking Corporation Limited, or such other bank or banks as may be determined by the Board, are maintained. Such account or accounts shall be operated as the Board shall resolve from time to time. All payments to or by the Company shall be paid into or withdrawn from such account or accounts.

          7.   FUNDING.

               7.14 ADDITIONAL CAPITAL CONTRIBUTIONS. The Shareholders shall make capital contributions to the Company as contemplated by any business plan approved by the Board in accordance with Section 5.5. Such capital contributions shall be made in proportion to each Shareholder's then equity interest in the Company and according to a schedule determined by the Board and shall be in the form of additional equity capital contributions or shareholder loans. For the purposes of this Article 7, as of the date hereof; (i) STHL shall be deemed to have contributed US$14,575,000; (ii) IWC shall be deemed to have contributed US$11,000,000; and (iii) Vanguard shall be deemed to have contributed US$1,925,000, in each case, to the capital of the Company.

               7.15 FAILURE TO MAKE CAPITAL CONTRIBUTION. If the Board shall require that the Shareholders make capital contributions to the Company (a "Capital Call") in the form of equity capital contributions and if any Shareholder fails to contribute in full the capital required to be contributed by such Shareholder pursuant to such Capital Call (each, a "Required Contribution") within the time specified by the Board (the "Capital Deadline"), then the percentage equity ownership interest of such defaulting Shareholder (a "Defaulting Shareholder") in the Company shall be reduced as provided in this Article 7, and the percentage equity ownership interests of each Shareholder who contributes at least its Required Contribution (each, a "Non-defaulting Shareholder") shall be increased as provided in this Article 7. If the Board shall make a Capital Call from the Shareholders in the form of shareholder loans, and if any Shareholder fails to contribute in full its Required Contribution pursuant to such Capital Call, then such Capital Call shall automatically be converted into a Capital Call for equity capital contributions, and the percentage equity ownership interest of such Defaulting Shareholder in the Company shall be reduced as provided in this Article 7, and the percentage equity ownership interests of each Non-defaulting Shareholder shall be increased as provided in this
Article 7.

               7.16 MAKING UP THE AMOUNTS OF DEFAULT. For each Capital Call, each Non-defaulting Shareholder shall have the right to contribute additional capital to the Company to make up for the aggregate of all of the Defaulting Shareholders' "Amounts of Default" (as defined in Section 7.5 below). Each Non-defaulting Shareholder that elects to exercise such right (each, a "Participating Shareholder") shall be permitted to contribute additional capital in an amount up to its pro-rata share of the aggregate of all of the Defaulting Shareholders' Amounts of Default, which pro-rata share shall be based upon the proportion (calculated as of immediately prior to the Capital Call) such Participating Shareholder's equity interest in the Company bears to the aggregate equity interest in the Company of all Participating Shareholders. For the purposes of this Article 7, any amounts contributed pursuant to this Section
7.3 shall be deemed to have been contributed prior to the Capital Deadline.

               7.17 SHAREHOLDERS' EQUITY INTERESTS. Each Shareholder's equity interest in the Company shall be increased or decreased (as applicable) to the percentage equal to such Shareholder's Capital Percentage.

               7.18 DEFINITIONS.

                    (a) "Capital Percentage" shall mean, for a Shareholder, after any Capital Call, the product of 100% times a fraction, the numerator of which shall be the total of all amounts contributed as capital to the Company (including any amounts deemed contributed pursuant to Section 7.3) by such Shareholder (less any such amounts returned by the Company to such Shareholder) as of immediately after the Capital Deadline, and the denominator of which shall be the total of all amounts contributed as capital to the Company (including any amounts deemed contributed pursuant to Section 7.3) by all Shareholders (less any amounts returned by the Company to all Shareholders) as of immediately after the Capital Deadline.

                    (b) "Amount of Default" shall mean, for a Defaulting Shareholder, such Defaulting Shareholder's Required Contribution LESS the amount of capital actually contributed to the Company by such Defaulting Shareholder prior to the Capital Deadline pursuant to the Capital Call requiring such Required Contribution.

          8. MANAGEMENT OPTIONS. The parties agree that options to purchase up to an aggregate number of Shares that equals 5% of the authorized share capital of the Company immediately after the "First Closing" under the Subscription Agreement (taking into account the amendments to the Memorandum and Articles of Association of the Company contemplated by the Subscription Agreement) at a price per Share to be agreed to by the Board may be issued upon the unanimous decision of the Board to members of senior management of the Company pursuant to a management stock option plan to be adopted by the Board (the "Management Options").

          9. MEMORANDUM AND ARTICLES OF ASSOCIATION. The parties agree, promptly after the date hereof, to take all necessary actions and execute all documents and instruments necessary to amend the Charter Documents to conform to the terms of this Agreement.

          10. REPRESENTATIONS AND WARRANTIES. Each party hereto represents with respect to itself, severally and not jointly, to the other parties hereto that:

                (a) such party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and such party is duly organized and existing under the laws of the jurisdiction of its organization and that the execution and delivery by such party of this Agreement and the performance by such party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such party;

               (b) assuming the due authorization, execution and delivery hereof by the other parties, this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

               (c) the execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Memorandum or Articles of Association or By-laws (or comparable instruments) of such party; (ii) require such party to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental authority in such party's country of organization or any other person pursuant to any instrument, contract or other agreement to which such party is a party or by which such party is bound other than such filings as may be required under applicable securities laws and such notices and copies of documents as it may be required to provide its or its Affiliates' lenders; (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which such party is a party or by which such party is bound; (iv) violate any order, judgment or decree against, or binding upon, such party or upon its respective securities, properties or businesses; or (v) violate any law or regulation of such party's country of organization or any other country in which it maintains its principal office.

          11. FEES AND EXPENSES. Except as otherwise specifically provided in this Agreement or in any of the Basic Documents, each of the parties hereto shall bear its respective fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

          12.  CONFIDENTIALITY.

               12.19 GENERAL OBLIGATION. Each party undertakes that it shall not reveal, and shall cause its directors, officers and employees not to reveal, to any third party any information acquired by it or them in connection with this Agreement or confidential or proprietary information concerning the organization, business, technology, finance, transactions or affairs of the Company, the Subsidiaries or the Company Projects or any other party hereto without the prior written consent of the other parties.

               12.20 EXCEPTIONS. The provisions of Section 12.1 shall not apply to:

                     (a) information that is publicly available (except by virtue of a breach of this Agreement);

                     (b) a disclosure to legal, financial or professional advisors or bankers of any party;

                     (c) a disclosure, after giving prior notice to the other parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement;

                     (d) a disclosure by the Company reasonably necessary in the ordinary course of business or otherwise in connection with transactions or proposed transactions of the Company; or

                     (e) a disclosure required by the lenders of any Shareholder or of any Shareholder's Affiliates.

               12.21 DISCLOSURE TO THIRD PARTIES. Upon any Shareholder entering into negotiations with any Person with a view to selling any Shares to such Person, information in respect of the Company or any Subsidiary that is reasonably necessary to permit such Person to evaluate the business of the Company or such Subsidiary may be provided to such Person, provided that such Person has executed a binding confidentiality letter in a form approved by the Board; PROVIDED that where such Person is involved in a business directly competing with that of the Company, the Board may prohibit the disclosure of any such confidential information as the Board may reasonably determine.

          13. PUBLICITY. Except for a publicity release or public announcement (after giving prior notice to and consulting with the other parties to the extent practicable under the circumstances), to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process, and except for disclosures permitted by Article 12, no publicity release or public announcement concerning the Company, any Subsidiary or any Company Project or the relationship or involvement of the parties shall be made by any party without advance approval thereof by the Board; PROVIDED that no disclosure of a party's identity may be made without the prior approval of such party, except as permitted by Article 12.

          14. FOREIGN CORRUPT PRACTICES ACT. Each of the parties hereto, and each of such party's shareholders, agents, representatives and Affiliates, shall at all times comply with the terms and provisions of the U.S. Foreign Corrupt Practices Act, and shall also cause the Company and each of its agents, representatives and Affiliates to so comply, in connection with the operation of the Company and the transactions contemplated hereby.

          15. U.S. INVESTMENT COMPANY ACT OF 1940. Each of the parties hereto agrees that the Company and the Subsidiaries shall conduct their business at all times such that the Company or any present or future Subsidiary is not deemed to be an "investment company" under the U.S. Investment Company Act of 1940.

          16.  MISCELLANEOUS.

               16.22 LEGEND. Each certificate for any Shares now held or hereafter acquired by any Shareholder shall, for as long as this Agreement is effective, bear a legend as follows:

     "Star Digitel Limited (the "Company") is a company organized under the laws of Hong Kong, and the shares represented by this certificate may not be sold, assigned, transferred, exchanged, mortgaged, pledged or otherwise disposed of or encumbered without compliance with the provisions of that certain Amended and Restated Shareholders' Agreement, dated as of April 4, 1997, among the Company and the shareholders of the Company named therein. A copy of such Amended and Restated Shareholders' Agreement is on file at the registered offices of the Company. The Company will not register the transfer of such shares on the register of members of the Company unless and until the transfer has been made in compliance with the terms of such Amended and Restated Shareholders' Agreement."

               16.23 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telecopy, telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telecopy, telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

                     (a) if to the Company, to:

                         Star Digitel Limited
                         12/F Sun Hung Kai Centre
                         30 Harbour Road
                         Wanchai
                         Hong Kong
                         Attention:  Mr. Wei Yuan
                         Facsimile No.: 852-2531-0620

                     (b) if to IWC, to:

                         International Wireless Communications, Inc.
                         400 South El Camino Real
                         San Mateo, California 94402
                         United States of America
                         Attention:  Mr. Doug Sinclair
                         Facsimile No.: 1-415-548-1842

                     (c) if to STHL, to:

                         Star Telecom Holding Limited
                         414 Kwun Tong Road
                         6/F, Star Telecom Tower
                         Kwun Tong
                         Kowloon, Hong Kong
                         Attention:  Company Secretary
                         Facsimile No.:  852-2771-7421

                     (d) if to Vanguard, to:

                         Vanguard China, Inc.
                         1419 Forest Drive, Suite 205
                         Annapolis, Maryland 21403
                         U.S.A.
                         Attention:  Mr. Van Snowdon
                         Facsimile No.: 1-410-268-8143
                         with a copy to:

                         Vanguard Cellular Systems, Inc.
                         2002 Pisgah Church Road, Suite 300
                         Greensboro, NC 27455
                         U.S.A.
                         Attention:  General Counsel
                         Facsimile No.: 1-910-545-2219

                     Any party may, by notice to the other parties, designate another address or person for receipt of notices hereunder.

               16.24 DISCREPANCIES. If there is any discrepancy between any of the provisions of the Charter Documents or documents analogous to the Charter Documents of any of the Subsidiaries and this Agreement, the provisions of this Agreement shall prevail, and the parties shall thereupon procure that the Charter Documents or relevant analogous documents, as the case may be, are promptly amended, to the extent permitted by applicable law, in order to conform with this Agreement.

               16.25 SEVERABILITY. In the event any provision hereof is held void or unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions hereof.

               16.26 ENTIRE AGREEMENT. This Agreement, together with the other agreements referred to herein, reflects the entire agreement among the parties and supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

               16.27 TERM OF AGREEMENT. This Agreement shall become effective upon the execution hereof by all of the parties hereto and shall continue in effect until the earlier to occur of (a) the date on which at least 30% of the Shares in issue on a fully diluted basis are publicly traded on an internationally recognized stock exchange and (b) any date agreed upon in writing by all of the Shareholders.

               16.28 AMENDMENT AND WAIVER. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

               16.29 CONSENT TO SPECIFIC PERFORMANCE. The parties hereto declare that it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

               16.30 ASSIGNMENT; BINDING ON TRANSFEREE. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees from and after the effective date hereof.

               16.31 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

               16.32 ARBITRATION.

                     (a) Any dispute or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 16.11. For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 16.10 of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                     (b) Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

                     (c) The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

                     (d) Any award made by the Arbitration Board shall be final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

               16.33 SHAREHOLDER OBLIGATIONS; FURTHER ASSURANCES. The parties hereto shall comply with the provisions of this Agreement in relation to their investment in the Company and in transacting business with the Company and shall exercise their respective rights and powers in accordance with and so as to give effect to this Agreement. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.
               16.34 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                         STAR DIGITEL LIMITED


                         By:  /s/ Wei Yuan
                              -----------------------------------
                              Name:  Mr. Wei Yuan
                              Title:  President and Chief Executive Officer


                         INTERNATIONAL WIRELESS
                              COMMUNICATIONS, INC.

                         By:  /s/ Hugh B. L. McClung
                              -----------------------------------
                              Name:  Mr. Hugh B. L. McClung
                              Title:  Vice Chairman and
                              Managing Director, Asia


                         STAR TELECOM HOLDING LIMITED

                         By:  /s/ Mico Chung
                              -----------------------------------
                              Name:  Mr. Mico Chung
                              Title:


                         VANGUARD CHINA, INC.


                         By:  /s/ Van E. Snowdon
                              -----------------------------------
                              Name:  Mr. Van E. Snowdon
                              Title:  Vice President

                          EXHIBIT A

                      DEED OF ADHERENCE


THIS DEED OF ADHERENCE is made the                 day of              199

BETWEEN:

(1)  Star Digitel Limited, company incorporated in Hong Kong (the "Company");
     and

(2)  [Name of New Shareholder] (the "New Shareholder").

WHEREAS:

(A) On the 4th day of April 1997, the Company and its shareholders entered into an Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") to which a form of this Deed is attached as Exhibit A.

(B) The New Shareholder wishes to [be allotted/have transferred to him/her/it] [ ] shares (the "Shares") in the share capital of the Company from [
     ] (the "Old Shareholder") and in accordance with the Shareholders' Agreement has agreed to enter into this Deed.

(C) The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.   INTERPRETATION.

     In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders' Agreement shall have the same meanings when used herein.

2.   COVENANT.

     The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders' Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of a shareholder holding the same class of share capital as the Shares imposed pursuant to the provisions of the Shareholders' Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders' Agreement since the date thereof.

3.   ENFORCEABILITY.

     Each existing shareholder and the Company shall be entitled to enforce the Shareholders' Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Shareholders' Agreement in each case as if the New Shareholder had been an original party to the Shareholders' Agreement since the date thereof.

4.   GOVERNING LAW.

     THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

          IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.


                              STAR DIGITEL LIMITED


                              By:______________________________
                                  Name:
                                  Title:

                              [NAME OF NEW SHAREHOLDER]


                              By:______________________________
                                  Name:
                                  Title: